As filed with the Securities and Exchange Commission on September 8, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VISTRA CORP.	Delaware	36-4833255
VISTRA OPERATIONS COMPANY LLC (Exact name of registrant as specified in its charter)	Delaware (State or other jurisdiction of incorporation or organization)	36-4833461 (I.R.S. Employer Identification No.)

6555 Sierra Drive
Irving, Texas 75039
(214) 812-4600
(Address, including zip code, and telephone number,
including area code, of Vistra Corp. and
Vistra Operations Company LLC principal executive offices)
Stephanie Zapata Moore
Vistra Corp.
Executive Vice President and General Counsel
6555 Sierra Drive
Irving, Texas 75039
(214) 812-4600
(Names, address, including zip code, and telephone number,
including area code, of agents for service)
With a copy to:
William D. Howell
Sidley Austin LLP
2323 Cedar Springs, Suite 2600
Dallas, Texas 75201
(214) 981-3418
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether each registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer	Smaller Reporting Company	Emerging Growth Company
Vistra Corp.	☒	☐	☐	☐	☐
Vistra Operations Company LLC	☐	☐	☒	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

Vistra Corp.	☐
Vistra Operations Company LLC	☐

EXPLANATORY NOTE
This registration statement contains the following two separate prospectuses:
(1)	the first prospectus relates to offerings by Vistra Corp. (or selling securityholders, if and as allowed) of its common stock and preferred stock; and
(2)	the second prospectus relates to offerings by Vistra Operations Company LLC of its debt securities and guarantees by Vistra Corp. of such debt securities.
Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

VISTRA CORP.
Common Stock
Preferred Stock
Vistra Corp. may offer any of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by selling securityholders of the securities described herein.
This prospectus provides you with a general description of these securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, agents or dealers, or directly to purchasers, or through a combination of these methods. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
The common stock of Vistra Corp. is listed on the New York Stock Exchange and the NYSE Texas under the symbol “VST.” On September 4, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $149.30 per share. Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the other securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039 and our telephone number is (214) 812-4600.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in Vistra’s most recent annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Vistra Corp. and Vistra Operations Company LLC, its indirect wholly owned subsidiary, have jointly filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, each as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus and selling securityholders may offer such securities owned by them from time to time. We may offer any of the following securities: common stock and preferred stock (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. Each time we and/or selling securityholders offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement (and any free writing prospectus) together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, “Vistra,” “we,” “us,” “our” and the “Company” refer to Vistra Corp. and its consolidated subsidiaries, as apparent in the context. When we refer to “Vistra Operations,” we mean Vistra Operations Company LLC. When we refer to “you,” we mean the potential holders of the applicable securities.
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VISTRA CORP.
Vistra is an integrated retail electricity and power generation company that provides essential power resources to customers, businesses, and communities from California to Maine. We combine an innovative, customer-centric approach to retail sales with safe, reliable, diverse, and efficient power generation. Our integrated power generation and wholesale operation allows us to efficiently obtain the electricity needed to serve our customers at the lowest cost. The integrated model enables us to structure products and contracts in a way that offers significant value compared to stand-alone retail electric providers. The Company brings its products and services to market in 18 states and the District of Columbia, including all major competitive wholesale power markets in the U.S. We serve approximately 5 million residential, commercial, and industrial retail customers with electricity and natural gas. Our generation fleet totals approximately 44,000 megawatts of generation capacity powered by a diverse portfolio, including natural gas, nuclear, coal, solar, and battery energy storage facilities.
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039. Our telephone number is (214) 812-4600, and our internet address is www.vistracorp.com. Information contained on our and/or our subsidiaries’ websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.
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RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our most recent annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.
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WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2025;
•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 5, 2026 (except for portions deemed to be furnished and not filed), January 27, 2026, April 28, 2026, May 4, 2026, June 30, 2026, July 14, 2026 and July 16, 2026; and

•
The description of our capital stock contained in Exhibit 4.134 to our Annual Report on Form 10-K for the year ended December 31, 2024, including any further amendment or report filed for the purpose of updating such description and as further updated or amended by this prospectus.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of these filings by writing or telephoning us at the following address:
Vistra Corp.
Attention: Investor Relations Department
6555 Sierra Drive
Irving, Texas 75039
Telephone: (214) 812-4600
Upon such request, we will provide each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available free of charge on the investors section of our website at www.vistracorp.com when such reports are available on the SEC’s website. Further corporate governance information, including our certificate of incorporation, bylaws, governance guidelines, board committee charters, and code of conduct, is also available on our website. None of the information on, or accessible through, our website or the SEC’s website is part of, or incorporated by reference in, this prospectus.
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USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
We will not receive any of the proceeds from the sale of any securities by any selling securityholders.
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DESCRIPTION OF CAPITAL STOCK
General
The following description of our common stock and preferred stock, which we refer to collectively as the “capital stock,” is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Certificate of Incorporation (as amended, the “Charter”), our Restated Bylaws (“Bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). Accordingly, the more general information provided below is subject to, and qualified in its entirety by reference to, the Charter, Bylaws and the DGCL.
Authorized Capital Stock
We have the authority to issue a total of 1,900,000,000 shares of capital stock, consisting of:
•	1,800,000,000 shares of our common stock, par value $0.01 per share; and
•	100,000,000 shares of our preferred stock, par value $0.01 per share.
Rights and Preferences of Our Capital Stock
Common Stock
Voting Rights
All shares of our common stock have identical rights and privileges, in each case subject to the rights and privileges of any series of preferred stock then issued and outstanding, as further described in the applicable certificate of designation of such series of preferred stock, as may be amended from time to time. The holders of shares of our common stock are entitled to vote on all matters submitted to a vote of our stockholders, including the election of directors. On all matters to be voted on by holders of shares of our common stock, the holders will be entitled to one vote for each share of our common stock held of record, and will have no cumulative voting rights.
Dividend Rights
Subject to limitations under applicable Delaware law, preferences that may apply to any outstanding shares of our preferred stock and contractual restrictions, holders of our common stock are entitled to receive dividends or other distributions ratably, when, as and if declared by our board of directors (“Board”). The ability of the Board to declare dividends with respect to our common stock, however, will be subject to such limitations, preferences and restrictions and the availability of sufficient funds under the DGCL to pay such dividends.
Rights upon Liquidation
In the event of a liquidation, dissolution or winding up of the Company, after the payment in full of all amounts owed to our creditors and holders of any outstanding shares of our preferred stock, the remaining assets of the Company will be distributed ratably to the holders of shares of our common stock. The rights, preferences and privileges of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of preferred stock which the Board may designate and issue in the future without stockholder approval.
Fully Paid and Nonassessable
The issued and outstanding shares of our common stock are fully paid and nonassessable.
Other Rights
Holders of shares of our common stock do not have pre-emptive, subscription, redemption or conversion rights.
Blank Check Preferred Stock
Subject to limitations under applicable Delaware law, the Board is authorized to issue, from time to time and without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and
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the qualifications, limitations or restrictions, if any, of the shares of each such class or series, including the dividend rights, conversion rights, voting rights, redemption rights (including sinking fund provisions), liquidation preferences and the number of shares constituting any class or series. The issuance of preferred stock with voting and conversion rights would also adversely affect the voting power of the holders of shares of our common stock, including the potential loss of voting control to others.
Stockholder Meetings
Our Charter and Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board, Chairman of the Board or our Chief Executive Officer. Our Charter and Bylaws provide that, except as otherwise required by applicable law or the terms of any class or series of preferred stock issued in the future, special meetings of the stockholders may be called by (a) the Board at any time or (b) the Chairman of the Board or the Secretary of the Company upon the written request or requests of one or more stockholders of record holding a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting and complying with the notice procedures set forth in our Bylaws. Unless otherwise provided by the terms of any class or series of preferred stock issued in the future, our stockholders have no authority to act by written consent. To the extent permitted under the DGCL, we may conduct stockholder meetings by remote communications.
Anti-takeover Effects of Provisions in Our Charter and Bylaws
Our Charter and Bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our Charter and Bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares of our common stock held by our stockholders.
No Written Consent of Stockholders
Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
Special Meetings of Stockholders
Except as required by the DGCL or the terms of any class or series of preferred stock issued in the future, special meetings of our stockholders may be called only by (a) the Board at any time or (b) the Chairman of the Board or the Secretary of the Company upon written request of one or more stockholders of record holding a majority of the voting power of the then-outstanding shares of our capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting and complying with the notice procedures set forth in our Bylaws.
Advance Notice Requirement
Stockholders must provide timely notice when seeking to:
•	bring business before an annual meeting of stockholders;
•	bring business before a special meeting of stockholders (if contemplated and permitted by the notice of a special meeting); or
•	nominate candidates for election to the Board at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing one or more directors to the Board.
To be timely, a stockholder’s notice generally must be received by the Secretary of the Company at our principal executive offices:
•	in the case of an annual meeting:
•
not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date of the immediately preceding year’s annual meeting, or

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•
if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting and the 10th day following the day on which the first public announcement of the date of the annual meeting is made by the Company; or

•
in the case of a special meeting, not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board.

Issuance of Blank Check Preferred Stock
The Board is authorized to issue, without further action by the stockholders, up to 100,000,000 shares of preferred stock with rights and preferences designated from time to time by the Board as described above under “—Rights and Preferences of Our Capital Stock—Blank Check Preferred Stock.” The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise.
Section 203 of the DGCL
In our Charter, we have elected not to be governed by Section 203 of the DGCL, as permitted under and pursuant to subsection (b)(3) of Section 203. Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are currently not subject to any anti-takeover effects of Section 203, although no assurance can be given that we will not elect to be governed by Section 203 of the DGCL in the future.
Amendment of Bylaws and Charter
Our Charter provides that, except as otherwise provided therein and in addition to any requirements of law, to the extent any amendment, alteration, change or repeal of any provision of our Charter is subject to the affirmative vote of stockholders pursuant to Section 242 of the DGCL, the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, is required to adopt, amend or repeal such provision. Our Board is expressly authorized to adopt, amend or repeal our Bylaws. Except as otherwise provided in our Charter or Bylaws, and in addition to any requirements of law, stockholders may adopt, amend or repeal our Bylaws by the affirmative vote of a majority of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class.
Exclusive Forum
Our Charter provides that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, any state court located in the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for any stockholder (including any beneficial owner) to bring any claim (a) based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity or (b) as to which the DGCL confers jurisdiction on the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of, and consented to the forum provisions in, our Charter. The enforceability of similar forum provisions in other companies’ certificates of incorporation, however, has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Limitations on Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to the corporation and its stockholders for monetary damages for breaches of fiduciary duties, subject to certain
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exceptions and conditions. Our Charter provides that, to the fullest extent permitted by the DGCL, no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer.
Under the DGCL, the limitation of liability for directors does not extend to liability (i) for any breach of the director’s duty of loyalty to the Company or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability for officers is subject to the exceptions described in clauses (i), (ii) and (iv) above and does not extend to liability arising in any action by or in the right of the corporation.
In addition, our Bylaws and separate indemnification agreements provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL. Under our Bylaws, the Company agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.
The limitation of liability and indemnification provisions included in our Charter and Bylaws and separate indemnification agreements may discourage stockholders from bringing a lawsuit against directors or certain officers for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is currently listed on the New York Stock Exchange and NYSE Texas under the symbol “VST.”
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GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
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Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable transfer agent or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable transfer agent or other designated party.
Redemption proceeds, distributions and dividend payments, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered to the holders of beneficial interests in the securities.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if,
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be; or

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities;
we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
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Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear, or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor any agent of ours has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
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SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.
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PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities offered pursuant to this prospectus from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.
14

LEGAL MATTERS
Unless we tell you otherwise in the applicable prospectus supplement, Sidley Austin LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vistra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
15

EXPERTS
The financial statements and related financial statement schedule of Vistra Corp. incorporated by reference in this prospectus, and the effectiveness of Vistra Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
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PROSPECTUS

VISTRA OPERATIONS COMPANY LLC
Debt Securities
guaranteed by
Vistra Corp.
Vistra Operations Company LLC may offer the debt securities, which will be fully and unconditionally guaranteed by Vistra Corp., described in this prospectus in one or more offerings from time to time in amounts authorized from time to time.
This prospectus provides you with a general description of these securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, agents or dealers, or directly to purchasers, or through a combination of these methods. The terms of the plan of distribution will be provided in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Unless otherwise indicated in the applicable prospectus supplement, we do not intend to list the securities described in this prospectus on a national securities exchange.
Our principal executive offices are located at 6555 Sierra Drive, Irving, Texas 75039 and our telephone number is (214) 812-4600.
Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in Vistra’s most recent annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, in prospectus supplements relating to specific offerings and in other information that we or Vistra files with the Securities and Exchange Commission. See “Risk Factors” on page 3.
Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 8, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Vistra Corp. and Vistra Operations Company LLC, its indirect wholly owned subsidiary, have jointly filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process, each as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any of the securities described in this prospectus. We may offer debt securities together with guarantees of such debt securities by Vistra Corp. (collectively, the “securities”).
This prospectus provides you with a general description of the securities that may be offered by us. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and sold and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. The registration statement we have filed with the SEC includes exhibits that provide more detail regarding the securities described in this prospectus. You should read this prospectus, the registration statement of which this prospectus is a part and the related exhibits filed with the SEC and any prospectus supplement (and any free writing prospectus) together with additional information described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
In this prospectus, “Vistra Operations,” “we,” “us,” “our” and the “Company” refer to Vistra Operations Company LLC and its consolidated subsidiaries, as apparent in the context. References to “Vistra” refer to Vistra Corp. and its consolidated subsidiaries, including Vistra Operations, as apparent in the context.

VISTRA OPERATIONS COMPANY LLC
Vistra Operations Company LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Vistra, is the issuer of certain of Vistra’s outstanding indebtedness and is the borrower under the Vistra Operations credit facilities.
Vistra is an integrated retail electricity and power generation company that provides essential power resources to customers, businesses, and communities from California to Maine. We combine an innovative, customer-centric approach to retail sales with safe, reliable, diverse, and efficient power generation. Our integrated power generation and wholesale operation allows us to efficiently obtain the electricity needed to serve our customers at the lowest cost. The integrated model enables us to structure products and contracts in a way that offers significant value compared to stand-alone retail electric providers. Vistra brings its products and services to market in 18 states and the District of Columbia, including all major competitive wholesale power markets in the U.S. Vistra serves approximately 5 million residential, commercial, and industrial retail customers with electricity and natural gas. Vistra’s generation fleet totals approximately 44,000 megawatts of generation capacity powered by a diverse portfolio, including natural gas, nuclear, coal, solar, and battery energy storage facilities.
The principal executive offices of Vistra and Vistra Operations are located at 6555 Sierra Drive, Irving, Texas 75039. The telephone number for each is (214) 812-4600, and Vistra’s internet address is www.vistracorp.com. Information contained on Vistra’s and/or its subsidiaries’ websites is not and should not be deemed a part of this prospectus or any other report or filing filed with or furnished to the SEC.

RISK FACTORS
Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in Vistra’s most recent annual, quarterly and current reports filed by Vistra with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we or Vistra include or incorporate by reference in this prospectus. There may be additional risks and uncertainties (either currently unknown or not currently believed to be material) that could adversely affect the results of our operations, financial position and liquidity. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement. Each of the risks described could result in a decrease in the value of the particular securities and your investment therein.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. Vistra is subject to the informational requirements of the Exchange Act and, therefore, Vistra files annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding companies, such as Vistra, that file documents with the SEC electronically. The documents can be found by searching the EDGAR archives of the SEC electronically.
The SEC allows us to “incorporate by reference” the information that Vistra files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that Vistra files with the SEC will automatically update and supersede this information and will be deemed to be incorporated by reference into this prospectus (other than any documents, or portions of documents, not deemed to be filed). We incorporate by reference the following documents previously filed by Vistra with the SEC:
•	Vistra’s Annual Report on Form 10-K for the year ended December 31, 2025;
•	Vistra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026; and
•
Vistra’s Current Reports on Form 8-K filed with the SEC on January 5, 2026 (except for portions deemed to be furnished and not filed), January 27, 2026, April 28, 2026, May 4, 2026, June 30,2026, July 14, 2026 and July 16, 2026.

We are also incorporating by reference all additional documents that Vistra files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus until the offerings contemplated by this prospectus are completed or terminated. For the avoidance of doubt, we are not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.
You may request a free copy of these filings by writing or telephoning us, c/o Vistra Corp., at the following address:
Vistra Operations Company LLC
c/o Vistra Corp.
Attention: Investor Relations Department
6555 Sierra Drive
Irving, Texas 75039
Telephone: (214) 812-4600
Upon such request, we will provide each person, including any beneficial owner, to whom this prospectus is delivered, a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. Copies of these filings are also available free of charge on the investors section of Vistra’s website at www.vistracorp.com when such reports are available on the SEC’s website. Further corporate governance information, including Vistra’s certificate of incorporation, bylaws, governance guidelines, board committee charters, and code of conduct, is also available on Vistra’s website. None of the information on, or accessible through, Vistra’s website or the SEC’s website is part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
The senior debt securities and the subordinated debt securities, which we refer to collectively as the “debt securities,” will be issued in one or more series under one of two separate indentures, as each may be amended or supplemented from time to time. Vistra Operations will issue the senior debt securities in one or more series under our indenture dated as of April 22, 2026, as amended and supplemented, which we refer to as the “senior indenture,” between Vistra Operations and Wilmington Trust, National Association, as trustee. Vistra Operations will issue the subordinated debt securities in one or more series under a subordinated indenture among Vistra Operations, Vistra and Wilmington Trust, National Association, as trustee, which we refer to as the “subordinated indenture.”
Vistra may fully and unconditionally guarantee one or more series of debt securities issued by Vistra Operations (any such guarantee, a “Vistra Guarantee”). The applicable prospectus supplement will indicate whether a series of debt securities is guaranteed by Vistra and will describe any terms and conditions of the Vistra Guarantee that differ from those described below.
Unless otherwise provided in the applicable prospectus supplement, Vistra will irrevocably and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the applicable debt securities and the performance of Vistra Operations’ other obligations under the applicable indenture and debt securities when and as they become due and payable. A Vistra Guarantee of senior debt securities will be a senior unsecured obligation of Vistra, and a Vistra Guarantee of subordinated debt securities will be subordinated in right of payment as described below under “—Subordination of Subordinated Debt Securities and Related Vistra Guarantee.”
The senior indenture and the form of subordinated indenture are exhibits to the registration statement of which this prospectus is a part. Any supplemental indenture or other instrument establishing the terms of a particular series of debt securities, and the form of such debt securities, will be filed as an exhibit to, or incorporated by reference into, the registration statement in connection with the applicable offering. The senior indenture is, and the subordinated indenture will be, subject to, and governed by, the Trust Indenture Act of 1939, as amended. The senior debt securities of all series that may be issued under the senior indenture are referred to in this prospectus as “senior debt securities” and the subordinated debt securities of all series that may be issued under the subordinated indenture are referred to in this prospectus as “subordinated debt securities.” The following summaries of certain provisions of the senior indenture and the subordinated indenture do not purport to be complete and are subject to, and qualified in their entirety by, all provisions of the senior indenture or the subordinated indenture, as the case may be, and the applicable debt securities. We may also sell hybrid or novel securities now existing or developed in the future that combine certain features of the debt securities and other securities described in this prospectus. You should read the indenture and any applicable supplemental indenture because those documents, and not this description, will govern your rights as a holder of the debt securities.
The senior indenture does not, and the subordinated indenture will not, limit the aggregate principal amount of debt securities that Vistra Operations may issue. Vistra Operations may issue debt securities from time to time in one or more series, and the debt securities of different series may have different terms.
Provisions of a Particular Series
The applicable prospectus supplement will describe the specific terms of the debt securities being offered, which may include:
•	the title of the debt securities;
•	the price or prices at which the debt securities will be issued;
•	the aggregate principal amount of the debt securities and any limit on their aggregate principal amount;
•	the date or dates on which the principal of the debt securities will be payable;
•
the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which interest will accrue and the interest payment and record dates;

•	the place or places and manner in which principal, premium, if any, and interest, if any, will be payable;
•	the terms and conditions, if any, upon which we may redeem the debt securities;
•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders;
•	any provisions permitting holders to require us to repurchase the debt securities;
•	the denominations in which the debt securities will be issued;
•	whether the debt securities will be issued in certificated or global form;
•	the currency or currencies in which the debt securities will be denominated and in which principal, premium, if any, and interest, if any, will be payable;
•	any provisions relating to guarantees of the debt securities, including any guarantee by Vistra or any of our subsidiaries;
•	any covenants applicable to the debt securities;
•	any additions to, changes in or deletions of the events of default applicable to the debt securities;
•	any additions to, changes in or deletions of the provisions relating to the trustee, amendments, supplements and waivers or other provisions of the indenture applicable to the debt securities; and
•	any other terms of the debt securities.
The supplemental indenture establishing a series may modify or delete provisions of the applicable indenture insofar as they apply to that series or add additional provisions applicable to that series. Debt securities of a particular series need not be issued at the same time, and, if permitted by the applicable supplemental indenture, Vistra Operations may from time to time issue additional debt securities of an existing series.
Unless otherwise provided in the applicable prospectus supplement, the debt securities will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Ranking
Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be Vistra Operations’ direct unsecured general obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness that is not expressly contractually subordinated in right of payment to the senior debt securities. The subordinated debt securities will be Vistra Operations’ direct unsecured general obligations and will be junior in right of payment to Vistra Operations’ Senior Indebtedness, as described under the heading “— Subordination of Subordinated Debt Securities and Related Vistra Guarantee.”
The debt securities will be effectively subordinated to all of Vistra Operations’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all existing and future indebtedness and other liabilities of Vistra Operations’ subsidiaries that do not guarantee the applicable debt securities.
The senior indenture provides, and the subordinated indenture will provide, that Vistra Operations’ obligations to compensate the applicable trustee and reimburse the applicable trustee for expenses, disbursements and advances will constitute indebtedness that will be secured by a lien on the money and property held or collected by the applicable trustee, subject to certain exceptions.
A Vistra Guarantee of senior debt securities will be a senior unsecured obligation of Vistra and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of Vistra. A Vistra Guarantee of subordinated debt securities will be subordinate and junior in right of payment to Vistra’s Senior Indebtedness as described below.
Each Vistra Guarantee will be effectively subordinated to all of Vistra’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities of Vistra’s subsidiaries that do not guarantee the applicable debt securities.

Subordination of Subordinated Debt Securities and Related Vistra Guarantee
The subordinated debt securities will be subordinate and junior in right of payment to all of Vistra Operations’ Senior Indebtedness. The term “Senior Indebtedness” will be defined in the applicable prospectus supplement.
No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on the subordinated debt securities or any payment under the related Vistra Guarantee, may be made if any Senior Indebtedness of Vistra Operations or Vistra, as applicable, is not paid when due, any applicable grace period with respect to such default has ended and such default has not been cured or waived, or the maturity of any Senior Indebtedness has been accelerated because of a default and such acceleration has not been rescinded or annulled. If provided in the applicable prospectus supplement, limited subordination periods may apply in the event of non-payment defaults relating to Senior Indebtedness in situations where there has not been an acceleration of Senior Indebtedness.
Upon any distribution of the assets of Vistra Operations or Vistra, as applicable, upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or similar proceedings, the holders of Senior Indebtedness of Vistra Operations or Vistra, respectively, will be entitled to payment in full before holders of the subordinated debt securities or the related Vistra Guarantee are entitled to receive or retain any payment. The rights of the holders of the subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the subordinated debt securities are paid in full.
Events of Default
Unless otherwise provided in the applicable prospectus supplement, the senior indenture provides, and the subordinated indenture will provide, that events of default with respect to the debt securities may include:
•	default in the payment of interest on any debt securities when due and payable that continues for 30 days;
•	default in the payment of principal of, and premium, if any, on any debt securities when due and payable;
•
failure by Vistra Operations or Vistra, as applicable, to comply with a covenant applicable to that series for the period specified in the applicable indenture or applicable supplemental indenture after written notice thereof is given by the trustee or by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of such series;

•	default relating to the invalidity or unenforceability of material guarantees; and
•
the occurrence of certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to Vistra Operations or certain applicable guarantors, as specified in the applicable indenture.

In addition, the senior indenture provides that an event of default with respect to a series of senior debt securities may occur upon certain defaults with respect to other indebtedness for borrowed money of Vistra Operations or any guarantor of such senior debt securities, subject to the thresholds and other limitations set forth in the senior indenture.
The supplemental indenture establishing a series may add to, modify or delete events of default applicable to that series.
Unless otherwise provided for a particular series, upon certain bankruptcy or insolvency events, the principal of and accrued and unpaid interest on the debt securities of the affected series will become immediately due and payable without further action or notice. If another event of default occurs and is continuing, the trustee or holders of at least 30% in principal amount of the outstanding debt securities of the affected series may declare the principal and accrued and unpaid interest on all debt securities of that series immediately due and payable.
Holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series may waive an existing default or event of default and its consequences and may direct the time, method and place of conducting proceedings for remedies available to the trustee.
The senior indenture also contains, and the subordinated indenture will contain, limitations on the ability of individual holders to institute proceedings, except to enforce their right to receive payment of principal, premium, if any, and interest when due.

Modification
Unless otherwise provided in the applicable prospectus supplement, Vistra Operations and the trustee may amend or supplement the applicable indenture and the other documents governing a series of debt securities with the consent of the holders of a majority in principal amount of the outstanding debt securities, considered as one class, provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or extend the stated maturity of a debt security or alter specified redemption provisions;
•	reduce the rate of or extend the stated time for payment of interest;
•	waive a default in payment of principal, premium or interest, subject to specified exceptions relating to rescinded accelerations;
•	make a debt security payable in a currency other than that stated therein;
•	make any changes to provisions relating to waivers of past defaults or holders’ rights to receive payments;
•	impair a holder’s contractual right to institute suit to enforce payment when due;
•
with respect to subordinated debt securities, modify the provisions of the subordinated indenture relating to the subordination of any subordinated debt security in a manner adverse to the holder thereof;

•
with respect to subordinated debt securities, make any change that adversely affects the rights under the subordination provisions of any holder of an issue of Senior Indebtedness unless the holders of such issue consent to the change in accordance with its terms; or

•	modify the foregoing requirements necessary to modify or amend the applicable indenture.
Vistra Operations and the applicable trustee and, in the case of any supplemental indenture, any applicable guarantor may modify or amend the applicable indenture without the consent of the holders, among other things, to cure ambiguities, omissions, mistakes, errors, defects or inconsistencies; provide for uncertificated debt securities in addition to or in place of certificated debt securities; to provide for a successor obligor or trustee; to make any change that would provide any additional rights or benefits to the holders or that does not materially adversely affect the legal rights of any such holder; to add or release guarantors as permitted by the applicable indenture; to facilitate the issuance and administration of securities; and to comply with applicable securities depository procedures.
A supplemental indenture that changes or eliminates any covenant or other provision of the applicable indenture (or any supplemental indenture) that has expressly been included solely for the benefit of one or more series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or provision, will be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.
Satisfaction and Discharge
The senior indenture provides, and the subordinated indenture will provide, that the applicable indenture will be discharged and cease to be of further effect with respect to the debt securities of any series issued under that indenture when:
•
all outstanding debt securities of such series that have been authenticated, other than lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to Vistra Operations or Vistra (as applicable), have been delivered to the trustee for cancellation; or

•
all outstanding debt securities of such series not previously delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the issuance of a notice of redemption or otherwise, and Vistra Operations or any applicable guarantor has irrevocably deposited or caused to be deposited with the trustee, in trust for such purpose, cash in U.S. dollars, non-callable United States government obligations or a combination thereof in an amount sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such debt securities for principal, premium, if any, and accrued interest to maturity or redemption, as the case may be.

Vistra Operations must also satisfy the other conditions to satisfaction and discharge set forth in the applicable indenture and deliver to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.
Legal Defeasance and Covenant Defeasance
The senior indenture provides, and the subordinated indenture will provide, that Vistra Operations will be discharged from any and all obligations in respect of the debt securities of any series and Vistra will be discharged from any and all obligations in respect of the related guarantees, except for certain obligations such as obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities and maintain paying agencies, if, among other things, Vistra Operations irrevocably deposits with the trustee, in trust for the benefit of holders of the debt securities of such series, cash in U.S. dollars, non-callable United States government obligations, or any combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on the debt securities of such series then outstanding on the stated maturity or applicable redemption date. In the case of such legal defeasance, Vistra Operations must also deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, Vistra Operations has received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, in either case to the effect that the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred. Thereafter, the holders of the debt securities will be entitled to receive payments of the principal of, premium, if any, and interest on the debt securities to the extent provided in the indenture.
The senior indenture also provides, and the subordinated indenture will also provide, that Vistra Operations may, at its option, be released from its obligations, and any guarantors may be released from their obligations, with respect to certain covenants specified in the supplemental indenture governing a series of debt securities, and thereafter any omission to comply with such covenants will not constitute a default or event of default with respect to such series. In order to exercise such covenant defeasance, Vistra Operations must satisfy the deposit requirements described above and, among other things, deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders and beneficial owners of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
Consolidation, Merger and Sale or Disposition of Assets
Unless otherwise provided in the applicable prospectus supplement, Vistra Operations may not, under either the senior indenture or the subordinated indenture, and Vistra may not, under the subordinated indenture, consolidate or merge with or into another person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Vistra Operations or Vistra, as applicable, and its subsidiaries, taken as a whole, in one or more related transactions, unless:
•
the successor entity or the person that receives such properties pursuant to such sale or other disposition shall be a corporation, partnership or limited liability company organized or existing under the laws of the United States of America, any state thereof, the District of Columbia or any territory thereof;

•
the successor entity assumes, pursuant to a supplemental indenture, all obligations of Vistra Operations under the applicable indenture and the applicable debt securities or, if applicable, all obligations of Vistra under the applicable indenture and the related Vistra Guarantee; and

•	immediately after giving effect to the transaction, no Event of Default exists.
These restrictions do not apply to a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing Vistra Operations or Vistra, as applicable, in another jurisdiction or forming a direct or indirect holding company of Vistra Operations or Vistra, as applicable, or to dispositions of assets between or among Vistra or Vistra Operations, as applicable, and its subsidiaries, including by merger or consolidation.
Upon any such consolidation, merger, sale or other disposition of the properties or assets of Vistra Operations or Vistra, as applicable, substantially as an entirety, the successor entity formed by such consolidation or into which

Vistra Operations or Vistra, as applicable, is merged or the person to which such sale or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Vistra Operations or Vistra, as applicable, under the applicable indenture with the same effect as if such successor entity or person had been named as Vistra Operations or Vistra, as applicable, therein; provided that the predecessor shall not be relieved from its payment obligations except in the case of a sale of all of its assets in a transaction that complies with the applicable indenture.
Certain Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Senior Indenture Trustee
Wilmington Trust, National Association is the trustee under the senior indenture. We and our affiliates may from time to time maintain ordinary banking and other relationships with the trustee and its affiliates.
The senior indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us and our affiliates; however, if the trustee acquires a conflicting interest within the meaning of the Trust Indenture Act following a default, it must eliminate that conflict, apply to the SEC for permission to continue as trustee or resign, as provided in the senior indenture and the Trust Indenture Act.
Governing Law
The senior indenture, the related senior debt securities and any related guarantees are, and the subordinated indenture, the related subordinated debt securities and the related Vistra Guarantee will be, governed by New York law.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless otherwise indicated in the applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the applicable indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments, as applicable, on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered to the holders of beneficial interests in the securities.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if,
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•	an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear, or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus from time to time:
•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a combination of any of these methods of sale.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation, in the applicable prospectus supplement.

LEGAL MATTERS
Unless we tell you otherwise in the applicable prospectus supplement, Sidley Austin LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Vistra Operations and Vistra. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
The financial statements and related financial statement schedule of Vistra Corp. incorporated by reference in this prospectus, and the effectiveness of Vistra Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedule are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution

SEC registration fee	$ (1)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Printing of registration statement, prospectus, etc.	$(2)
Blue sky fees	$(2)
Stock exchange listing fees	$(2)
Miscellaneous expenses	$(2)
Total	$(2)

(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)
Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. Each prospectus supplement will reflect estimated expenses based on the amount of the related offering.

Item 15. Indemnification of Directors and Officers
Delaware General Corporation Law
Vistra Corp. (“Vistra”) is incorporated under the laws of the State of Delaware.
Section 145(a) of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.
Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages related to a breach of fiduciary duty as a director or officer, as long as the corporation does not eliminate or limit the liability of a director or officer for (a) a breach of the director or officer’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) (with respect to any director) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director or officer derived an improper personal benefit.
Article XI of Vistra’s certificate of incorporation eliminates the personal liability of Vistra’s directors and certain officers to Vistra or its stockholders for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by the DGCL. Under Vistra’s Amended and Restated Bylaws (the “Bylaws”), Vistra agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.
Article VI of the Bylaws provides that Vistra shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or other threatened, pending or completed proceeding, whether brought by or in the right of Vistra or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature by reason of the fact that he or she is or was a director, an officer, or while a director or officer of Vistra is or was serving at the request of Vistra as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent authorized by applicable law, including, without limitation, the DGCL. Under the Bylaws, except as otherwise required by law, Vistra shall indemnify an officer or director in connection with a proceeding initiated by the officer or director, only if such proceeding or part thereof was authorized or ratified by Vistra’s board of directors.
Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Second Amended and Restated Limited Liability Company Agreement of Vistra Operations Company LLC, dated as of September 4, 2026 (the “Vistra Operations LLC Agreement”), provides that Vistra Operations Company LLC shall indemnify and hold harmless, to the fullest extent permitted by applicable law, each person who is or was a member or manager of Vistra Operations Company LLC, or who, while a member or manager of Vistra Operations Company LLC, is or was serving at the request of Vistra Operations Company LLC as a member, manager, officer, employee, agent or trustee of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses, liabilities and losses actually and reasonably incurred by such person in connection with certain proceedings. The Vistra Operations LLC Agreement also provides for the advancement of expenses incurred by such persons in defending such proceedings, subject to an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. Under the Vistra Operations LLC Agreement, Vistra Operations Company LLC agrees that it is the indemnitor of first resort with respect to its advancement and indemnification obligations.
Indemnification Agreements
We have entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law in connection with their service to us or on our behalf.
Directors’ and Officers’ Liability Insurance
We have obtained directors’ and officers’ liability insurance, which insures against certain liabilities that our directors and officers may, in such capacities, incur.
Item 16. Exhibits

Exhibit No.	Previously Filed with File No.	As Exhibit	Description
*3.1	001-38086 Form 8-K (filed on May 5, 2025)	3.1	Amended and Restated Certificate of Incorporation of Vistra Corp.
*3.2	001-38086 Form 8-K (filed on October 15, 2021)	3.1	Series A Preferred Stock Certificate of Designation, filed with the Secretary of State of Delaware on October 14, 2021.
*3.3	001-38086 Form 8-K (filed on December 13, 2021)	3.1	Series B Preferred Stock Certificate of Designation, filed with the Secretary of State of Delaware on December 9, 2021.
*3.4	001-38086 Form 8-K (filed on January 4, 2024)	3.1	Series C Preferred Stock Certificate of Designation filed with the Secretary of State of Delaware on December 29, 2023.
*3.5	001-38086 Form 8-K (filed on May 5, 2025)	3.2	Amended and Restated Bylaws of Vistra Corp., effective May 2, 2025.
3.6	**	—	Certificate of Formation of Vistra Operations Company LLC.
3.7	**	—	Second Amended and Restated Limited Liability Company Agreement of Vistra Operations Company LLC, dated as of September 4, 2026.
4.1	+	—	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.
*4.2	001-38086 Form 8-K (filed April 28, 2026)	4.1	Indenture, dated as of April 22, 2026, between Vistra Operations Company LLC, as Issuer, and Wilmington Trust, National Association, as trustee.
*4.3	001-38086 Form 8-K (filed April 28, 2026)	4.2	First Supplemental Indenture, dated as of April 22, 2026, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as Trustee.
4.4	**	—	Form of Vistra Operations Subordinated Indenture relating to subordinated debt securities.
4.5	+	—	Form of Debt Security.
5.1	**	—	Opinion of Sidley Austin LLP.
22.1	**	—	List of Guarantors
23.1	**	—	Consent of Sidley Austin LLP (included in Exhibit 5.1).
23.2	**	—	Consent of Deloitte & Touche LLP.
24.1	**	—	Powers of Attorney (included on the signature pages to this registration statement).

Exhibit No.	Previously Filed with File No.	As Exhibit	Description
25.1	**	—	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust, N.A. as Trustee under the Vistra Operations’ indenture, dated as of April 22, 2026, relating to senior debt securities.
25.2	**	—	Statement of Eligibility of Trustee on Form T-1 of Wilmington Trust, N.A. as Trustee under the Vistra Operations’ form of indenture relating to subordinated debt securities.
107	**	—	Filing Fee Table.

*	Incorporated by reference herein as indicated.
**	Filed herewith.
+	To be filed by amendment or incorporated by reference in connection with the offering of the securities.
Item 17. Undertakings.
(a)	Each undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a)

of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants each undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
(b)
Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Each undersigned registrant hereby undertakes to file, if applicable, an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrants have each been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrants of expenses incurred or paid by a director, officer or controlling person of such registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Vistra Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 8th day of September, 2026.

VISTRA CORP. (REGISTRANT)

By:	/s/ James A. Burke
James A. Burke
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Burke, Kristopher E. Moldovan and Stephanie Zapata Moore and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James A. Burke	President, Chief Executive Officer (Principal Executive Officer) and Director	September 8, 2026
James A. Burke

/s/ Kristopher E. Moldovan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2026
Kristopher E. Moldovan

/s/ Margaret Montemayor	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2026
Margaret Montemayor

/s/ Scott B. Helm	Chairman and Director	September 8, 2026
Scott B. Helm

/s/ Hilary E. Ackermann	Director	September 8, 2026
Hilary E. Ackermann

/s/ Arcilia C. Acosta	Director	September 8, 2026
Arcilia C. Acosta

/s/ Gavin R. Baiera	Director	September 8, 2026
Gavin R. Baiera

/s/ Paul M. Barbas	Director	September 8, 2026
Paul M. Barbas

/s/ Lisa Crutchfield	Director	September 8, 2026
Lisa Crutchfield

Name	Title	Date

/s/ Julie A. Lagacy	Director	September 8, 2026
Julie A. Lagacy

/s/ John W. Pitesa	Director	September 8, 2026
John W. Pitesa

/s/ John R. Sult	Director	September 8, 2026
John R. Sult

/s/ Robert C. Walters	Director	September 8, 2026
Robert C. Walters

Pursuant to the requirements of the Securities Act of 1933, Vistra Operations Company LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on the 8th day of September, 2026.

VISTRA OPERATIONS COMPANY LLC (REGISTRANT)

By:	/s/ James A. Burke
James A. Burke
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James A. Burke, Kristopher E. Moldovan and Stephanie Zapata Moore and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ James A. Burke	President, Chief Executive Officer (Principal Executive Officer) and Manager	September 8, 2026
James A. Burke

/s/ Kristopher E. Moldovan	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Manager	September 8, 2026
Kristopher E. Moldovan

/s/ Margaret Montemayor	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 8, 2026
Margaret Montemayor